Exhibit 5.0


                                CUDD & ASSOCIATES
                              18826 Pagentry Place
                            Monument, Colorado 80132
Telephone:  (719) 488-4393    FAX:  (719) 488-4394    E-mail:  pcudd@cuddlaw.com

                                  June 22, 2006



Board of Directors
Global Enterprises (Nevada), Inc.
1244 Main Street
Linfield, Pennsylvania 19468

Gentlemen and lady:

     I have acted as counsel to Global Enterprises (Nevada), Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") that is being filed with the U.S. Securities and Exchange Commission under Section 5 of the Securities Act of 1933 (the "Securities Act") on or about the date hereof. The Registration Statement relates to a maximum of 530,000 shares (the "Shares") of common stock, $0.001 par value per share, being offered by the Company and certain selling stockholders of the Company listed in the Registration Statement, from time to time pursuant to Rule 415 of the Securities Act.

     In connection with this opinion, I have examined and relied on the Company's Articles of Incorporation and Corporate Charter; the Company's By-Laws; minutes of the Company's corporate proceedings and unanimous written consents in lieu thereof, including the minutes and resolutions of the Board of Directors of the Company authorizing and approving the Registration Statement and the issuance of the Shares, as made available to me by the executive officers and directors of the Company; executed copies of such Registration Statement and all exhibits thereto in the form filed with the Commission; such other records, certificates, agreements, instruments and documents as I have deemed necessary or appropriate for purposes of the opinion hereinafter expressed; and such matters of law deemed necessary by me in order to deliver the within opinion.

     As to various questions of fact material to the opinion hereinafter expressed, I have relied, in part, and to the extent I have deemed necessary or appropriate, without independent check or verification of their accuracy, on the representations and warranties of the Company contained in the records, certificates, agreements, instruments and documents furnished or made available to me by the Company or the executive officers or other representatives of the Company, including, without limitation, the representations of the Company regarding receipt of consideration for the Shares (having a value not less than the par value of the Shares).

     In the course of my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, subject to the assumptions, qualifications, limitations and exceptions set forth herein, and reliance on the statements of facts contained in the documents that I have examined, I am of the opinion that the Shares have been duly authorized and, upon effectiveness of the Registration Statement by order of the Securities and Exchange Commission (or upon the twentieth day following the filing of an amendment indicating the intention to become effective by operation of the terms of Section 8(a) of the Securities Act of 1933) and the necessary state securities authorities and upon delivery of the Shares to purchasers against payment therefor in the manner described in the Registration Statement, the Shares have been or will be validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the federal laws of the United States of America and, to the extent relevant to the opinion expressed herein, the Colorado Revised Statutes ("CRS") and applicable provisions of the Colorado Constitution, and each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting CRS and such provisions of the Colorado Constitution.

     This opinion is limited to the laws referred to above as in effect on the date hereof as to all facts as they currently exist.

     I hereby consent to the filing of this letter with the Commission as
Exhibit 5.0 to the Registration Statement and to the reference to Cudd & Associates in the Registration Statement. In giving this consent, I am not admitting that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,

                                             CUDD & ASSOCIATES


                                             By:  /s/ Patricia Cudd
                                                  --------------------
                                                  Patricia Cudd, Esq.

PC:das